Exhibit 99.1

Rhinebeck Bank Receives Regulatory Approval to Continue Orange County Expansion
   With Monroe And Warwick Branch Acquisitions

FOR IMMEDIATE RELEASE

Poughkeepsie, New York (February 4, 2021) – Rhinebeck Bancorp, Inc., (NASDAQ: RBKB), the holding company of Rhinebeck Bank, has received all required regulatory approvals to acquire two Orange County, New York branches from ConnectOne Bank, headquartered in Englewood Cliffs, NJ. The branches at 360 Route 17M in Monroe and 62 Main Street (Suite 1) in Warwick will become Rhinebeck Bank branches after the close of business on Friday, March 12 and will open Monday, March 15, as part of the Rhinebeck Bank system.

The new branches will provide individuals, families, and businesses with a full complement of banking and lending services. Rhinebeck Asset Management, a division of Rhinebeck Bank, will provide a variety of personal and business financial planning services from their offices at these new branch locations.

“The opening of our new Warwick and Monroe branches is a critical part of our Orange County expansion efforts,” said Rhinebeck Bank President and CEO Michael J. Quinn. “We’re committed to delivering superior customer service to which these branch customers are accustomed. We welcome them and look forward to serving their financial needs for years to come.”

The Monroe Branch Team Leader is Nabeel Farooqi. Justine Dooley, who previously served as Branch Team Leader at the Bank’s Goshen branch, has been promoted to Branch Manager at the new Warwick location. She is joined by Branch Team Leader Diane Milo.

Diane Passaro, Vice President – Orange County Market Manager, an Orange County banking and lending veteran who joined Rhinebeck Bank last year, will oversee branch operations at both locations and pursue additional Orange County growth opportunities.

“We’re excited to welcome these new customers into the Rhinebeck Bank family,” said Mark Malone, Senior Vice President, Retail Banking. “Our Monroe and Warwick branch teams look forward to forging strong relationships with customers transitioning to us from ConnectOne Bank.”

Our new customers can learn more about the branch conversion by visiting www.RhinebeckBank.com/CNOB.

The Monroe and Warwick branches are the second and third Rhinebeck Bank locations in Orange County, following the opening of a branch office in Goshen in 2016. Rhinebeck Asset Management is headquartered in the Orange County town of Montgomery.

About Rhinebeck Bank

For more than 160 years, Rhinebeck Bank has been an integral part of the area’s economic growth and a driving force for commerce along the Hudson River. Rhinebeck Bank takes pride in being personally involved in local businesses, communities, and charitable organizations. Its ability to be responsive to the needs of their customers and community has led to continued growth. For more information about Rhinebeck Bank or any of its products or services, please visit www.RhinebeckBank.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on Rhinebeck Bancorp. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Rhinebeck Bancorp.  There can be no assurance that future developments affecting Rhinebeck Bancorp will be the same as those anticipated by management.  These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions.  Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true.  These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements.  Readers should not place under reliance on such forward-looking statements, which speak only as of the date made.  For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Rhinebeck Bancorp with the Securities and Exchange Commission entitled “Risk Factors.”

We specifically disclaim any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Investor Contact:

RHINEBECK BANK CONTACT: Michael J. Quinn, President and Chief Executive Officer
TELEPHONE: (845) 790-1501